Exhibit 4.2

TENTH AMENDING AGREEMENT to the Credit Agreement dated as of November 28, 2000, as amended by a First Amending Agreement dated January 5, 2001, a Second Amending Agreement dated as of June 29, 2001, a Third Amending Agreement dated as of December 21, 2001, a Fourth Amending Agreement dated as of December 23, 2002, a Fifth Amending Agreement dated as of March 24, 2003, a Sixth Amending Agreement dated as of October 8, 2003, a Seventh Amending Agreement dated as of November 19, 2004, an Eighth Amending Agreement dated as of March 6, 2008, and a Ninth Amending Agreement dated as of April 7, 2008, entered into in the City of Montreal, Province of Quebec, as of November 13, 2009 (the “Agreement”).

AMONG:

VIDÉOTRON LTÉE, a company constituted in accordance with the laws of Quebec, having its registered office at 300 Viger Street East, 6 th floor, in the City of Montreal, Province of Quebec (hereinafter called the “Borrower”)

PARTY OF THE FIRST PART

AND:	THE LENDERS, AS DEFINED IN THE ORIGINAL CREDIT AGREEMENT (the “Lenders”)

PARTIES OF THE SECOND PART

AND:

ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT FOR THE LENDERS, a Canadian bank, having a place of business at 200 Bay Street, 12th floor, South Tower, Royal Bank Plaza, in the City of Toronto, Province of Ontario (hereinafter called the “Agent”)

PARTY OF THE THIRD PART

AND:

HSBC BANK PLC, AS FINNVERA FACILITY AGENT, a bank governed by the laws of England and Wales, having a place of business at 8 Canada Square, Canary Wharf, London, UK, E14 5HQ (hereinafter called the “Finnvera Facility Agent”)

PARTY OF THE FOURTH PART

AND:	THE FINNVERA FACILITY LENDERS, AS DEFINED IN THE CREDIT AGREEMENT PARTY OF THE FIFTH PART

WHEREAS the parties hereto are parties to a Credit Agreement dated as of November 28, 2000, as amended by a First Amending Agreement dated January 5, 2001, a Second Amending Agreement dated as of June 29, 2001, a Third Amending Agreement dated as of December 21, 2001, a Fourth Amending Agreement dated as of December 23, 2002, a Fifth Amending Agreement dated as of March 24, 2003, a Sixth Amending Agreement dated as of October 8, 2003, a Seventh Amending Agreement dated as of November 19, 2004, an Eighth Amending Agreement dated as of March 6, 2008, and a Ninth Amending Agreement dated as of April 7, 2008 (as so amended and amended and restated, the “Original Credit Agreement” and as further amended pursuant to this Agreement, the “Credit Agreement”);

WHEREAS the Borrower has requested certain amendments to the Original Credit Agreement in connection with the addition of a new Finnvera Term Facility, as well as other modifications; and

WHEREAS the parties hereto wish to amend and restate the Original Credit Agreement, as amended pursuant to this Tenth Amending Agreement, in its entirety, the whole without novation;

WHEREAS the requisite majority of Lenders has agreed with the Borrower to the amendments contemplated hereby, and as such, the Lenders have complied with the provisions of Section 18.14 and 18.15 of the Original Credit Agreement, as evidenced by the signature of each Lender and of the Agent on this Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.	INTERPRETATION

1. All of the words and expressions which are capitalized herein shall have the meanings ascribed to them in the Original Credit Agreement unless otherwise indicated herein.

2. The parties have agreed to indicate the amendments to the Original Credit Agreement by showing all (a) additions, by using double-underlined text, and (b) deletions, by striking out the deleted text.

3. HSBC Bank plc is hereby appointed as the Finnvera Facility Agent in accordance with the provisions of Schedule “P” to the Credit Agreement.

II.	AMENDMENTS

All amendments are shown on the Amended and Restated Credit Agreement attached as Schedule 1. A clean, unmarked version of the Amended and Restated Credit Agreement is also attached as Schedule 2, which clean version will become the Credit Agreement once all conditions precedent hereunder and in Schedule “P” of the Credit Agreement have been met.

2.

III.	EFFECTIVE DATE AND CONDITIONS

1. This Agreement shall become effective as of November 13, 2009 (the “Effective Date”), subject to the fulfilment of all conditions precedent set out herein and in Section 6.1 of Schedule “P” of the Credit Agreement.

2. On the Effective Date, the new Credit Agreement shall supersede the Original Credit Agreement in its entirety, except as provided in this section. The parties hereto agree that the changes to the terms and conditions of the Original Credit Agreement set out herein and the execution hereof shall not constitute novation and all the Security shall continue to apply to the Original Credit Agreement, as amended and restated by the Credit Agreement, and all other obligations secured thereby. Without limiting the generality of the foregoing and to the extent necessary, (i) the Lenders, the Agent and the Finnvera Facility Agent reserve all of their rights under each of the Security Documents, and (ii) each of the Borrower and the Guarantors obligates itself again in respect of all present and future obligations under, inter alia, the Credit Agreement.

3. The Borrower shall pay all fees and costs, including (a) the fees referred to in the Borrower’s request letter dated January 29, 2009, and (b) legal fees associated with this Agreement incurred by the Agent and the Finnvera Facility Agent as contemplated and restricted by the provisions of Section 12.14 of the Credit Agreement.

4. The Borrower shall provide the opinion of its counsel, in form and substance acceptable to the Agent, the Finnvera Facility Agent and the Lenders’ counsel, with respect to the power, capacity, and authority of the Borrower and each of the Guarantors to enter into or intervene in this Agreement and to perform its obligations hereunder, with respect to the enforceability of this Agreement in accordance with its terms, and with respect to the continued enforceability (unaffected hereby) of all of the Security.

IV.	MISCELLANEOUS

1. All of the provisions of the Original Credit Agreement that are not amended hereby shall remain in full force and effect.

2. This Agreement shall be governed by and construed in accordance with the Laws of the Province of Quebec.

3. The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents exécutés, avis donnés et procédures judicaires intentées, directement ou indirectement, relativement ou à la suite de la présente convention.

3.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

(SIGNATURE PAGES FOLLOW)

4.

Exhibit 4.2

VIDÉOTRON LTÉE

Per:	/s/ Chloé Poirier
Treasurer

Address:	612 St-Jacques Street
13th Floor
Montreal, Quebec
H3C 4M8
Attention:	Treasurer
Fax:	(514) 380-1983
E-mail:	chloepoirier@quebecor.com

With a copy to:

Attention:	Vice-President, Legal Affairs
Fax:	(514) 985-8834
E-mail:	marc.tremblay@quebecor.com

ROYAL BANK OF CANADA, as Agent for the Lenders

Per:	/s/ Ann Hurley
Manager, Agency

THE REVOLVING FACILITY LENDERS:

ROYAL BANK OF CANADA		THE TORONTO-DOMINION BANK

Per:	/s/ Rod Smith	Per:	/s/ Yves Bergeron
Authorized Signatory

Per:		Per:	/s/ Serge Cloutier

BANK OF MONTREAL		BANK OF AMERICA, N.A., Canada Branch

Per:		Per:	/s/ Medina Sales de Andre

Per:		Per:

CANADIAN IMPERIAL BANK OF COMMERCE		THE BANK OF NOVA SCOTIA

Per:	(signed)	Per:	(signed)

Per:	(signed)	Per:	(signed)

CITIBANK, N.A., Canadian Branch		CAISSE CENTRALE DESJARDINS

Per:		Per:	(signed)

Per:		Per:	(signed)

LAURENTIAN BANK OF CANADA		NATIONAL BANK OF CANADA

Per:	(signed)	Per:	(signed)

Per:	(signed)	Per:	(signed)

HSBC BANK CANADA		SUMITOMO MITSUI BANKING CORPORATION OF CANADA

Per:	(signed)	Per:	(signed)

Per:	(signed)	Per:	(signed)

6.

HSBC BANK PLC, as Finnvera Facility Agent

Per:	(signed)

Per:

Credit Matters

Address:	Level 18
8 Canada Square
Canary Wharf
London, E14 5HQ
United Kingdom
Attention:	Mark Looi
Telephone:	+44 (0) 20 7991 6255
Fax:	+44 (0) 20 7992 4428
E-mail:	mark.looi@hsbcib.com
Reference:	FC 1311

Operational Matters

Address:	Level 18
8 Canada Square
Canary Wharf
London, E14 5HQ
United Kingdom
Attention:	Alan Marshall
Telephone:	+44 (0) 20 7991 6293
Fax:	+44 (0) 20 7992 4428
E-mail:	alan.p.marshall@hsbcib.com
Reference:	FC 1311
-and-
Attention:	David Wilson
Telephone:	+44 (0) 7992 2569
Fax:	+44 (0) 20 7992 4428
E-mail:	David.a.wilson@hsbcib.com
Reference:	FC 1311

7.

THE FINNVERA TERM FACILITY LENDERS:

HSBC BANK PLC		THE TORONTO-DOMINION BANK

Per:	(signed)	Per:	(signed)

Per:		Per:	(signed)

Credit Matters		Credit Matters

Address:	Level 18	Address:	The Toronto-Dominion Bank
	8 Canada Square		77 King Street West
	Canary Wharf		Royal Trust Tower, 19th Floor
	London, E14 5HQ		Toronto, Ontario M5K 1A2
	United Kingdom	Attention:	Sumit Paliwal
Attention:	Mark Looi	Telephone:	(416) 983-2803
Telephone:	+44 (0) 20 7991 6255	Fax:	(416) 982-7838
Fax:	+44 (0) 20 7992 4428	E-mail:	sumit.paliwal@tdsecurities.com
E-mail:	mark.looi@hsbcib.com
Reference:	FC 1311	Operational Matters

Operational Matters		Address:	TD Securities
Global Trade Finance
Address:	Level 18		500 St-Jacques Street, 8th Floor
	8 Canada Square		Montreal, Quebec H2Y 1S1
	Canary Wharf	Attention:	Caroline Danneau
	London, E14 5HQ	Telephone:	(514) 289-0251
	United Kingdom	Fax:	(514) 289-1469
Attention:	Alan Marshall	E-mail:	caroline.danneau@tdsecurities.com
Telephone:	+44 (0) 20 7991 6293
Fax:	+44 (0) 20 7992 4428
E-mail:	alan.p.marshall@hsbcib.com
Reference:	FC 1311
-and-
Attention:	David Wilson
Telephone:	+44 (0) 7992 2569
Fax:	+44 (0) 20 7992 4428
E-mail:	david.a.wilson@hsbcib.com
Reference:	FC 1311

8.

CREDIT SUISSE AG		SUMITOMO MITSUI BANKING CORPORATION OF CANADA

Per:	(signed)	Per:	(signed)

Per:	(signed)	Per:

Credit Matters		Credit Matters

Address:	Credit Suisse AG, Export and	Address:	Ernst & Young Tower, TD Centre
	Structured Trade Finance		Suite 1400, Box 172
	SGAM 316		222 Bay St.
	Giesshübelstr, 30		Toronto, Ontario
	8070 Zürich, Switzerland		M5K 1H6
Attention:	Ursula Rickli	Attention:	Elwood Langley, Senior Vice President
Telephone:	00 41 44 333 53 56	Telephone:	(416) 214-3606
Fax:	00 41 44 333 21 04	Fax:	(416) 367-3565
E-mail:	ursula.rickli@credit-suisse.com	E-mail:	elwood_langley@smbcgroup.com
-or-
Operational Matters		Ming Chang, Vice President
		Telephone:	(416) 368-4178
Address:	Credit Suisse AG, Export and	Fax:	(416) 367-3565
	Structured Trade Finance	E-mail:	Ming_Chang@smbcgroup.com
SGAM 331
	Giesshübelstr. 30	Operational Matters
8070 Zürich, Switzerland
Attention:	Dana Bjelos	Address:	Ernst & Young Tower, TD Centre
Telephone:	00 41 44 333 63 99		Suite 1400, Box 172
Fax:	00 41 44 333 79 80		222 Bay St.
E-mail:	dana.bjelos@credit-suisse.com		Toronto, Ontario
M5K 1H6
		Attention:	Heather Nakamura, Manager
		Telephone:	(416) 214-3607
		Fax:	(416) 367-3565
		E-mail:	heather_nakamura@smbcgroup.com
-or-
		Attention:	Andrew Yiu, Vice President
		Telephone:	(416) 368-7570
		Fax:	(416) 367-3565
		E-mail:	andrew_yiu@smbcgroup.com

9.

Exhibit 4.2

The undersigned acknowledge having taken cognizance of the provisions of the foregoing Agreement and agree that the Guarantees and Security executed by them (A) remain enforceable against them in accordance with their terms, and (B) continue to guarantee or secure, as applicable, all of the obligations of the Persons specified in such Guarantees and Security Documents in connection with the Credit Agreement as defined above:

LE SUPERCLUB VIDÉOTRON LTÉE		CF CABLE TV INC.

Per:	/s/ Chloe Poirier	Per:	/s/ Chloe Poirier
	Treasurer		Treasurer

7215924 CANADA INC.		9219-7919 QUÉBEC INC.

Per:	/s/ Chloe Poirier	Per:	/s/ Chloe Poirier
	Treasurer		Treasurer

VIDEOTRON US INC.

Per:	/s/ Marie-Josee Marsan
Vice President, Finance and Treasurer

The undersigned acknowledges having taken cognizance of the provisions of the foregoing Agreement and agrees that the pledge of the shares of the Borrower executed by the undersigned as of July 6, 2006 in favour of the Agent (A) remains enforceable against it in accordance with its terms, and (B) continues to secure all of the obligations of the Persons specified in such Security Document in connection with the Credit Agreement, as defined above:

QUEBECOR MEDIA INC.

Per:	Chloe Poirier
Treasurer

Exhibit 4.2

SCHEDULE “A” - LIST OF LENDERS AND COMMITMENTS

The Revolving Facility

Cash Management Facilities – The Toronto-Dominion Bank (“TD”) - $15,000,000.

Balance of Revolving Facility:

Lender	Commitment ($)	Commitment (%)
Royal Bank of Canada	$77,500,000	13.47826%
The Bank of Nova Scotia	$73,000,000	12.69565%
The Toronto-Dominion Bank	$73,000,000	12.69565%
Bank of America N.A., Canada Branch	$73,000,000	12.69565%
Citibank N.A., Canadian Branch	$50,000,000	8.69565%
Bank of Montreal	$41,000,000	7.13043%
Canadian Imperial Bank of Commerce	$20,000,000	3.47826%
National Bank of Canada	$50,500,000	8.78261%
Caisse centrale Desjardins	$45,000,000	7.82609%
Laurentian Bank of Canada	$17,000,000	2.95652%
HSBC Bank Canada	$30,000,000	5.21739%
Sumitomo Mitsui Banking Corporation of Canada	$25,000,000	4.34783%

Total	$575,000,000	100%

The Finnvera Term Facility

Lender	Commitment ($)	Commitment (%)
HSBC Bank plc	$28,125,000	37.5%
The Toronto-Dominion Bank	$28,125,000	37.5%
Credit Suisse AG	$9,375,000	12.5%
Sumitomo Mitsui Banking Corporation of Canada	$9,375,000	12.5%

Total	$75,000,000	100%

ii.